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                  NEXUS ENERGY SOFTWARE, INC.
                   Consolidated Balance Sheet
                       At March 31, 1999
  (expressed in millions, rounded to hundred thousands of dollars)
               (Unaudited, subject to adjustment)
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                             Assets
                             ------
 Cash                                                                                                     $1.0
 Accounts receivable, net (including $0.2 from affiliates)                                            1.2
                                                                                                          ----
    Total current assets                                                                                   2.2
                                                                                                          ----

 Fixed assets, net                                                         0.2
 Goodwill                                                                  0.4
                                                                                                          ----
    Total assets                                                          $2.8
                                                                                                     ====


                     Liabilities and Equity
                     ----------------------

 Accounts payable (including $0.2 to affiliates)                                                     $0.3
 Accrued expenses                                                          0.2
 Other current liabilities                                                                            1.0
                                                                                                     ----
    Total current liabilities                                              1.5
                                                                    ----

 Other long-term liabilities                                               0.2
                                                                                                     ----
    Total liabilities                                                      1.7
                                                                    ----

 Equity                                                                                               1.1
                                                                                                     ----
    Total liabilities and equity                                          $2.8
                                                                                                     ====


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